Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-198158, 333-269145, 333-275969, and 333-285461) and Form S-8 (Nos. 333-188070, 333-212913, 333-230548, and 333-265595) of HA Sustainable Infrastructure Capital, Inc. of our report dated March 20, 2026 related to the financial statements of Daggett Renewable Holdco LLC, which appears in this Form 10-K/A of HA Sustainable Infrastructure Capital, Inc.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
March 26, 2026